EXHIBIT 10.15

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MANUFACTURING AND SUPPLY AGREEMENT

This Manufacturing and Supply Agreement (the “Agreement”) is entered into as of the 4th day of January, 2017, by and between Vention Medical Costa Rica, S.A. with its principal place of business at Zona Franca Metropolitana, Barreal de Heredia 201-3006, Heredia, Costa Rica, (“Supplier”) and AirXpanders, Inc., a Delaware corporation having its principal place of business at 1047 Elwell Court, Palo Alto, CA, 94303 (“Customer”).

WHEREAS, Supplier has agreed to manufacture and supply to Customer those products listed in Exhibit A, attached and made apart hereof (“Products”), as well as any additions to said list as may be made in the future; and

WHEREAS, Customer desires that Supplier manufacture and supply the Products to Customer;

NOW, THEREFORE, in consideration of the terms and provisions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Supplier and Customer (each a “party” and collectively the “parties”), agree as follows:

1.0          Purchase and Sale of Products

1.1	Supplier’s Obligations

(a)     Supplier shall supply Customer and its Affiliates (as defined below) with its and their respective requirements for Product based upon Customer’s specifications (“Product Specifications”). “Affiliates” means, with respect to a party, any entity or person which controls, is controlled by or is under common control with such party, where “control” means the power to direct or cause the direction of the management and policies of the subject entity, whether through the ownership of voting stock or partnership interest, by contract or otherwise.

(b)     Supplier shall manufacture Products in an ISO certified class 8 facility in accordance with the Product Specifications and shall supply Products to Customer in accordance with the purchase orders submitted by Customer in accordance with Section 1.4 and the Quality Agreement. Supplier shall obtain and maintain all licenses and approvals required to manufacture Products in accordance with applicable laws and regulations, including GMP.

(c)     Supplier shall agree to any reasonable and lawful modification to the Product Specifications requested by Customer in writing; provided, however, that Supplier shall (i) notify Customer within thirty (30) days after receipt of any such request of whether the requested change is feasible, along with an estimate of costs to implement such change and adjustment to Product pricing, (ii) negotiate in good faith with Customer the revised Product Specifications and the deliverables, compensation and schedule for implementation thereof, (iii) have a reasonable period of time to implement such Product Specification changes and (iv) be entitled to full reimbursement by Customer for any reasonable costs incurred by implementing such changes, including any adjustment to pricing for Products, which may be required so as to     [ * ], as agreed by the parties in advance of such implementation. Supplier shall not change the Product Specifications or the manufacturing process for Products without Customer’s prior written consent.

(d)     Supplier may not change raw materials suppliers without prior written consent of Customer. Supplier will give Customer prior written notice of any such proposed change within a reasonable time frame based upon the facts and circumstances.

(e)    Supplier will deliver Product conforming to the Product Specifications on the delivery date set forth in each purchase order submitted by Customer, provided that such date is consistent with Section 1.4.

(f)     Within sixty (60) days after the Effective Date, the parties will enter into a Quality Agreement related to the supply of Products under this Agreement (as amended in accordance with its terms, the “Quality Agreement”). In the event of a conflict between the Quality Agreement and this Agreement, the Quality Agreement will govern with respect to quality matters, and this Agreement will govern with respect to all other matters.

1.2    Customer’s Purchase Obligations

(a)     Subject to Section 1.8, Customer hereby grants to Supplier the exclusive right to manufacture the Products as set forth on Exhibit A attached hereto, with the exception of internal manufacturing that Customer may do on its own (itself or through its Affiliate). Subject to Section 1.8, Customer agrees to purchase all of its requirements of Products from Supplier, and from no other manufacturer, person or entity, except for Product manufactured by Customer or its Affiliate. For clarity, the foregoing does not prevent Customer from qualifying a third party manufacturer during the Term, so long as Customer does not purchase Product from such manufacturer during the Term except as permitted in Section 1.8.

(b)     Upon execution of this Agreement, Customer shall provide Supplier with a non-binding twelve (12) month rolling forecast of Customer’s expected purchase of Products, starting on the month that is three (3) months after the delivery of the forecast, with each month setting forth the units of each Product Customer expects to order from Supplier for delivery during such month. Monthly thereafter, Customer shall provide updated twelve (12)-month rolling forecasts, which will be non-binding until three (3) months before the first requested delivery date of Product, at which time the first three (3) months of each forecast will be binding on both parties, and the remaining nine (9) months will be non-binding and solely for planning purposes. Commencing with the delivery of the first such binding forecast, Customer shall submit Purchase Orders for the first three (3) months of delivery of Product as specified in said rolling forecast; and thereafter, shall provide monthly Purchase Orders so that Supplier shall at all times have three (3) months of firm Purchase Orders for delivery.

(c)     Supplier shall notify Customer promptly after the receipt of each forecast if Supplier anticipates that it will be unable to supply any quantities of Products set forth therein, and the parties shall promptly thereafter meet to discuss measures to ensure that Supplier will be able to supply Customer’s requirements of Products. Supplier shall implement all reasonable measures to remedy such supply inability as soon as possible and shall keep Customer updated on its progress in remedying such inability.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.3	Capacity Planning/Safety Stock

(a)     At the time of Customer’s first submission of a purchase order for Supplier under Section 1.2(b), Supplier shall have the right to purchase raw materials equating to [ * ] supply based upon Customer’s then-current forecast and purchase orders submitted, excluding the Customer supplied components and Sub-Assemblies as specified on Exhibit C and Exhibit D. Customer will supply Exhibit C and Exhibit D components and Sub-Assemblies to the Supplier until [ * ]; after which time the components and Sub-Assemblies in Exhibit C shall be managed and sourced directly through Supplier. Exhibit D will be provided to the Supplier at [ * ]. Supplier shall use the components supplied by Customer solely to manufacture and supply Products to Customer in accordance with the terms of this Agreement, and will not transfer such components to any third party without Customer’s prior written consent.

(b)     In addition to the [ * ] supply of Product specified above, Supplier may also be required to purchase up to a [ * ] supply of raw material due to vendor lead times. Supplier shall notify Customer of any such materials and applicable lead times prior to placing any order therefor. Customer shall bear full responsibility for any such raw material that remains unused at the termination of this Agreement that Supplier purchased based on Customer’s forecasts and Suppliers’ vendors’ required lead times, unless Supplier is able to use said raw material for another project. In addition, if there is any work-in-process inventory based on Customer’s Purchase Orders at the time of termination of this Agreement, Supplier shall complete the manufacture of the applicable Products for supply and delivery to Customer, and the terms of this Agreement applicable to supply of such Products to Customer and payment by Customer will survive such termination. Similarly, should Customer discontinue a Product or change the Product Specification for a Product, Customer shall reimburse Supplier (based on Supplier’s actual costs) for said raw materials that Supplier purchased based on Customer’s forecasts and Suppliers’ vendors’ required lead times and for any work-in-process inventory unless Supplier is able to utilize the raw materials or inventory for another project. Alternatively, Customer may elect to require Supplier to use the remaining raw materials to manufacture Products under prior Product Specifications rather than reimburse Supplier for its costs.

(c)     Supplier and Customer agree to cooperate with each other and work jointly to establish and maintain a smooth and efficient timetable for the manufacture and supply of Products to Customer hereunder. Supplier shall supply all Product subject to Customer’s binding commitments under Section 1.2(b), and shall use commercially reasonable efforts to supply Customer with all Product ordered in excess of such binding commitments, however, Supplier shall not be in breach of this Agreement or otherwise liable for any failure to supply quantities of Products in excess of purchase commitments provided by Customer under Section 1.2(b) above or for such failures of supply as are caused by reasons beyond Supplier’s reasonable control to the extent provided in Section 10.2. In cases where Customer requires an unusual or sudden increase in Products, which results in overtime expenses, expedite fees or air freight costs to Supplier, the Supplier must notify Customer in writing and get approval for overtime costs. Customer shall incur the agreed upon costs of such expenses and shall reimburse Supplier therefor.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.4    Orders and Delivery

(a)     Customer shall provide firm Purchase Orders as specified in Section 1.2 above. After the initial [ * ] Purchase Orders are received, Purchase Orders shall be due [ * ]. Each purchase order (“Purchase Order”) shall specify the type and quantity of the Product to be delivered, as well as requested delivery dates and delivery location. All requested delivery dates shall provide for adequate lead time for the manufacture and delivery of Product ordered (taking into consideration the production schedule established jointly between the parties, which schedule shall be incorporated hereto and made a part of this Agreement). Each purchase order, or any acknowledgment thereof, invoice, bill of lading or acceptance by Customer, shall be governed by the terms of this Agreement.

(b)     Supplier shall supply Product to Customer or its designee in accordance with the quantities, delivery dates and locations set forth in Purchase Orders submitted by Customer in accordance with Section 1.4(a), and in compliance with the Product Specifications and the terms of this Agreement and the Quality Agreement. Unless otherwise agreed to in writing by the parties, all Products manufactured for Customer shall be shipped to Customer FCA (Incoterms 2015) Supplier’s dock. Supplier shall not ship Product to Customer or its designee until it has received written approval from Customer to release and ship. Title and risk of loss for Product shall pass to Customer upon delivery to the carrier at Supplier’s dock. Customer shall arrange for transportation and insurance of Product from Supplier’s dock and for all export and import clearances and licenses, provided that Supplier shall use all reasonable efforts to assist Customer in obtaining all needed export clearances and licenses.

(c)     Supplier shall send invoices to Customer for delivered Product at the purchase price determined under Article 2. Unless subject to a bona fide dispute, Customer shall pay each invoice within [ * ] from the date of invoice. All payments and communications regarding the Product shall be delivered to Supplier at the address designated in Section 10.4. Failure to make payment on time shall result in interest accruing on any unpaid balance, from the due date until payment is made, at the rate of [ * ] per month or the highest interest rate allowable by law, whichever is less. Failure to pay may also result in delay of further shipments until all unpaid balances are paid in full.

1.5     Quality Control and Regulatory Compliance

(a)     Supplier shall manufacture, test and supply the Products in accordance with (i) the Product Specifications; (ii) Supplier’s standard manufacturing practices; and (iii) current Good Manufacturing Practices as required by the Federal Food, Drug and Cosmetic Act, as amended (the “Act”) and the pertinent rules and regulations of the FDA, ISO 13485:2012 or current version, SOR 98/282 (Canada), the Medical Device Directive (Council Directive 93/42 EEC and 2007/47/EC), Active Implantable Medical Devices (AIMD 90/385/EEC) (collectively, “GMP”).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)     Supplier shall maintain all documents and records necessary for regulatory compliance and such documents and records shall be maintained for a period of fifteen (15) years from creation or, if longer, as required under applicable laws and regulations. Upon request and within a reasonable period of time, Supplier shall make such documents and records available for inspection by Customer, at any reasonable time during normal business hours. All such documents and records reviewed by Customer shall be Customer’s Confidential Information if related specifically to a Product, and otherwise Supplier’s Confidential Information, subject to the confidentiality provisions of Article 7 herein. Supplier shall notify Customer prior to disposal of any records, in case Customer would like to retain the records.

(c)     In the event of a regulatory audit at Customer, which involves any Products, Customer shall notify Supplier of such audit within one (1) week thereof, if advance notice of audit has been communicated to Customer. Pursuant to such notice of audit, Supplier shall supply Customer with documents from its quality systems and appropriate GMP controls, related to the Products, within one (1) business day from a request by Customer. In addition, Supplier shall provide all documentation, information and assistance as reasonably requested by Customer from time to time in connection with Customer’s regulatory submissions and communications related to Products.

(d)     Supplier shall promptly notify Customer whenever a request for a plant inspection is received from the FDA or other regulatory authority and shall promptly advise Customer of any scheduled FDA (or other regulatory authority) inspection and the results thereof. In the event that an FDA or other regulatory authority audit occurs and the Customer’s Product is the primary subject of the inspection, (a “for cause” inspection), then, the Customer be allowed to be on-site for the audit; [ * ]. exclusively A copy of Form 483 observation or other applicable report, which applies to Customer Products, shall be supplied to Customer promptly (and in any event within [ * ]) after the audit, and Supplier shall provide Customer with a copy of its response (which may be redacted if the response relates to areas outside of the Customer’s Product). Supplier shall promptly take steps to remedy any valid deficiencies found by the FDA inspectors (or other regulatory authority) relating to the manufacture and packaging of Products and shall keep Customer updated on the progress of such remedial actions.

(e)     In the event Customer shall be required or requested by any regulatory authority (or shall voluntarily decide in good faith) to recall any Product, Customer shall coordinate such recall. To the extent that a recall arises solely out of a [ * ], or is due to [ * ], and does not result from [ * ], then Supplier shall reimburse Customer for (i) the purchase price paid by Customer to Supplier for such recalled Product, and (ii) all of Customer’s other direct reasonable costs and expenses actually incurred by Customer in connection with the recall, subject, in the case of clause (ii), to the limitations of liability set forth in Section 4.4. of this Agreement; provided that if a recall arises in part out of a [ * ], and in part for other reasons, then Supplier shall be responsible only for a pro rata share of such costs. If a recall is due to any reason other than one that arises, in whole or in part, out of a [ * ], Customer shall pay all of the reasonable and documented costs and expenses of the recall, subject to the limitations of liability set forth in Section 4.4..

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.6     Plant Inspection

In addition to quality audits by Customer as provided in the Quality Agreement, Customer shall have the right to have qualified Customer employees present at Supplier’s manufacturing facility, at mutually agreeable times during normal business hours, to (i) observe Supplier’s installation and qualification of equipment and processes and manufacture of Products; (ii) inspect Supplier’s facility and manufacturing procedures as relates to Products manufactured hereunder, and quality assurance/control procedures for compliance with GMP; and (iii) inspect Supplier’s inventory, work-in-process, raw materials, GMP records, and such other matters as may be pertinent to proper quality assurance of Products to be delivered under the terms of this Agreement. Customer’s personnel and/or duly authorized representatives exercising this right of inspection shall comply with all applicable Supplier rules and regulations provided by Supplier to Customer. [ * ].

1.7     Acceptance and Rejection

Except as provided herein, Customer shall accept all Product delivered in accordance with the terms and conditions of this Agreement. Customer may reject any shipment of Product if such shipment does not comply with the warranties set forth in Section 4.2. In order to reject a shipment, Customer must give written notice to Supplier within [ * ] after Customer’s receipt of the shipment following sterilization thereof by or on behalf of Customer after shipment by Supplier, together with a reasonably detailed written statement of its reasons for rejection and, where appropriate, Product samples demonstrating the proposed nonconformance. If no such written notice is received by Supplier, then Customer shall be deemed to have accepted the shipment of Product; provided that with respect to any Product that fails to comply with the warranties in Section 4.2, which noncompliance was not discoverable upon Customer’s reasonable inspection and testing following sterilization (a “Latent Defect”), Customer shall have the right to revoke such acceptance and reject such shipment within [ * ] after becoming aware of some noncompliance. In the event of proper rejection by Customer, Supplier shall, within a reasonable period of time (not to exceed [ * ]), notify Customer of whether it accepts Customer’s notice of nonconformity. If Supplier disagrees with any proposed nonconformity by Customer, then both parties agree to cooperate and make every reasonable effort to resolve the disagreement, and if the parties are unable to resolve the disagreement within [ * ], the proposed nonconforming Product will be submitted to a mutually acceptable independent third party laboratory, whose decision will be final and binding on the parties. The party against whom the laboratory rules shall bear all costs charged by the laboratory. If Supplier or the laboratory confirms Customer’s rejection, Supplier shall, at Customer’s sole option, and in a reasonably prompt manner, either (i) replace (if it has not already done so) the nonconforming Product with conforming Product, or (ii) credit to Customer the purchase price and all other amounts (including shipping and insurance) paid by Customer therefor. Replacement shipments shall also be subject to the provisions and procedures contained in this Agreement. If Supplier decides to recall (from Customer) any Product supplied to Customer, Supplier shall immediately notify Customer and will reimburse Customer for the price paid by Customer for the recalled Product, and any shipping and insurance paid by Customer.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.8     Supply Interruption

(a)     If Supplier fails to deliver to Customer by the requested delivery date at least [ * ] of any Product ordered under a Purchase Order that conforms to the Product warranties in Section 4.2, and Supplier does not cure such failure within [ * ] after written notice from Customer of such failure to deliver, and provided that the failure to deliver does not result from [ * ], then Customer shall have the right to cancel the applicable Purchase Order as to any undelivered amounts and manufacture any shortfall quantity of Product itself or purchase such quantity from a third party.

(b)     If on [ * ] occasions, Supplier fails to deliver to Customer by the requested delivery date at least [ * ] of any Product ordered under a Purchase Order that conforms to the Product warranties in Section 4.2, and does not cure such failure within [ * ] after written notice from Customer of such failure to deliver, and provided that the failure to deliver does not result from [ * ], then in addition to the remedies under Section 1.8(a), (i) Customer shall have the right to manufacture itself or purchase from a third party all or a portion of its requirements for Products, until such time as Supplier reasonably demonstrates that it is able adequately to supply Customer’s requirements for Products, (ii) Customer’s exclusivity obligations and the exclusive rights granted to Supplier under Section 2.1(a) will terminate, and (iii) all of Customer’s forecasts will become non-binding, and (iv) such failure by Supplier will be deemed a material breach of this Agreement.

(c)     If on [ * ], as a result of causes beyond Supplier’s reasonable control, Supplier fails to deliver to Customer by the requested delivery date at least [ * ] of any Product ordered under a Purchase Order that conforms to the Product warranties in Section 4.2, and does not cure such failure within [ * ] after written notice from Customer of such failure to deliver, then in addition to the remedies under Section 1.8(a), (i) Customer shall have the right to manufacture itself or purchase from a third party all or a portion of its requirements for Products, until such time as Supplier reasonably demonstrates that it is able adequately to supply Customer’s requirements for Products, (ii) Customer’s exclusivity obligations and the exclusive rights granted to Supplier under Section 2.1(a) will be suspended until Supplier reasonably demonstrates that it is able adequately to supply Customer’s requirements for Products, and thereafter such exclusivity obligations will be subject to any agreements between Customer and a third party manufacturer to supply Product, and (iii) such failure by Supplier will not be deemed a material breach of this Agreement.

1.9          Disaster Recovery and Business Continuity Plan

At all times during the term of this Agreement, Supplier will maintain and adequately support a disaster recovery and business continuity program that ensures the continuous operation and, in the event of an interruption, the recovery of all material business functions needed to meet Supplier’s obligations under this Agreement. The disaster recovery and business continuity program will include at a minimum a detailed disaster recovery plan, which describes the management methodology, management team, emergency contact person and specific plans for potential risks that may disrupt Supplier’s operations. The plan shall meet and be consistent with generally accepted industry standards. Upon demand, Supplier will provide a copy and overview of the plan to Customer.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.10        Vention Medical, Inc Relationship

Vention Medical, Inc. hereby unconditionally and irrevocably guarantees to Customer the full performance of Supplier, as and when due hereunder, of all obligations of Supplier under this Agreement.

2.             Price

2.1     Purchase Price

The initial pricing formula for Products purchased hereunder are set forth in Exhibit B, attached hereto, which prices are based on the formula provided in Exhibit B. Without limiting any other provision hereunder, at least [ * ] prior to the end of the first year of the Term and each year thereafter that this Agreement remains in effect, Supplier shall notify Customer of any proposed Product price increase or decrease for the next succeeding year, which increase or decrease will be made in accordance with Section 2.2. Any increase or decrease in Product unit price shall be applicable only to those product lots of Product for which the production process is completed after the change and cost becomes effective and shall remain in effect until another price change occurs.

2.2     Price Adjustment

(a)     Upon written notice to Customer, pricing may be adjusted, up or down quarterly, as a result of fluctuations in [ * ]; provided, however, that any annual adjustment to labor rates are limited to a maximum increase of five percent (5. Supplier must provide documentation evidencing increases in such costs, and in the event of a disagreement as to a Product pricing adjustment, the parties will, in good faith, negotiate such adjustment. Additionally, the parties understand and agree that the prices reflected in Exhibit B and referenced above in Section 2.1 are based upon certain assumptions and information provided by Customer, including, but not limited to, information regarding the type, size and condition of tooling, testing and packaging requirements. To the extent that such information and assumptions are inaccurate, thereby affecting manufacturing costs, Supplier may adjust, accordingly, with written consent of the Customer, Product pricing, as reflected in Exhibit B. Consent will not be unreasonably withheld by Customer.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)     Supplier has proposed a three-phase approach to duplicate, stabilize and effectively scale the Product manufacturing process. Supplier is committed to providing internal engineering resources, at no cost to Customer, to support qualification and validation of Phases II and III, provided that certain minimum order quantities are met, as set forth in Exhibit B. After Phase I has been completed (described in Exhibit B), and the manufacturing line stabilized, Supplier will employ measures to reduce process variation and cycle time while increasing throughput. Phase II is intended to be fully scalable in nature, and the goal will be to support annual run rates in excess of [ * ] units per year. Phase III is a design and optimization approach that will incorporate process improvements while employing design changes to support the process improvements, including [ * ] prior to entering the final stages of Assembly. Phase III will be implemented once volumes reach greater than [ * ] annually. Timing and Engineering Charges around Phase II and III are spelled out in greater detail in Exhibit B. The parameters for all phases are subject to change and/or refinement after the validation of the process at Supplier’s Costa Rica facility.

The parties acknowledge and agree that Customer has entered into this Agreement in reliance on Supplier’s ability to reduce cycle times for the Products as estimated in Exhibit B. Accordingly, during the conduct of each of Phase I and Phase II as described on Exhibit B, Supplier will propose process improvements to Customer and estimated cycle time reductions associated with each such process improvement, to achieve the estimated cycle time reductions between phases as set forth on Exhibit B. Supplier will provide all information reasonably requested by Customer to evaluate each such proposed improvement, and shall implement each such process improvement only upon Customer’s written approval thereof. If (i) after the commencement of Phase II, Supplier does not achieve a cycle time reduction corresponding to at least [ * ] of the cumulative estimated cycle time reductions for each process improvement approved by Customer during Phase I or (ii) after the commencement of Phase III, Supplier does not achieve a cycle time reduction corresponding to at least [ * ] of the cumulative estimated cycle time reductions for each process improvement approved by Customer during Phase II, then in each case (i) and (ii), provided that the failure to achieve the cycle time reductions is due solely to considerations within Supplier’s control, Customer shall have the right to terminate this Agreement immediately upon written notice to Supplier.

2.3	Process Development Costs

Customer shall reimburse Supplier for [ * ] incurred by Supplier to conduct Phase I as described in Exhibit B, and for the [ * ] incurred by Supplier to conduct Phases I, II and III as described in Exhibit B. In each case, Supplier and Customer will mutually agree on the [ * ] and estimated costs required to support Phases I, II and III. Supplier shall invoice Customer on a monthly basis for all such costs incurred during the preceding month. With respect to Phase I             [ * ], Customer shall pay each such invoice, unless subject to a bona fide dispute, within [ * ] after receipt thereof. For all other such costs, Customer shall pay each such invoice, unless subject to a bona fide dispute, within [ * ] days after receipt thereof.

2.4	Taxes

Any federal, state, county or municipal sales or use tax, excise or other tax (except for income taxes imposed upon Supplier), or other similar charge levied or assessed or charged on or for the sale, production or transportation of Products sold hereunder (“Taxes”), shall be paid by Customer. If Supplier is required to pay any such Taxes, Customer agrees to reimburse Supplier for any amounts so paid upon demand.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5    Dollars

All amounts payable under or described in this Agreement are in U.S. dollars.

3.0	CAPITAL EQUIPMENT; DESIGNS/SPECIFICATIONS

3.1    Capital Equipment

(a)     Supplier shall provide, at its sole expense, off the shelf capital equipment as Supplier deems reasonably necessary for the manufacture of Product at Supplier’s facility (excluding any equipment to be provided or funded by Customer, under Section 3.1(b) below). All such capital equipment provided by Supplier shall remain the sole property of Supplier, and all processes and specifications that relate to such capital equipment, and that do not relate to Customer’s Confidential Information, Products or materials provided by Customer, including any manufacturing process or specifications provided by Customer, shall constitute Supplier’s proprietary Confidential Information, as defined in Section 7 herein, belonging exclusively to Supplier. Any and all copyrights, patents, trademarks, proprietary rights and/or trade secrets, registered or otherwise, arising or occurring, under federal, state, or other law and/or regulation, from or as a result of Supplier capital equipment or any Confidential Information belonging to Supplier, shall remain the sole property of Supplier.

(b)     As part of and for the entire duration of this Agreement, Customer shall, at its sole expense, provide Supplier with all injection molds, tools, testing apparatus and other equipment, which are specific to the manufacture, design and/or specifications of the Products to be purchased by Customer hereunder (the “Customer Equipment”). Customer shall at all times retain exclusive ownership of the Customer Equipment, and all specifications that relate to the Customer Equipment shall constitute Customer’s proprietary Confidential Information, as defined in Article 7 herein, belonging exclusively to Customer. Any and all copyrights, patents, trademarks, proprietary rights and/or trade secrets, registered or otherwise, arising or occurring, under federal, state, or other law and/or regulation, from or as a result of the Customer Equipment, or any Confidential Information belonging to Customer, shall remain the sole property of Customer.

(c)     Supplier shall not use any Customer Equipment, except in connection with the manufacture of Products for Customer, without Customer’s prior written consent.

(d)     Customer shall be responsible for qualification oversight and final approval of the Phase 1 assembly line at Supplier’s Costa Rica facility. Supplier shall be responsible for providing Engineering resources to develop and execute the qualification of the Phase I assembly line. Assuming successful completion of Phase I, Supplier will provide, at no cost to Customer, Engineering resources to qualify equipment associated with Phase II and Phase III of the project, provided that minimum annual quantity rates are being met.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)     Supplier shall maintain the Customer Equipment in good operating condition (normal wear and tear expected), and Supplier shall make such repairs and alterations as may be appropriate for such equipment’s intended use and good working order. Supplier shall invoice customer for any repairs and/or alterations that are necessary and required in order to perform under the terms of this Agreement, unless resulting from Supplier’s negligence or willful misconduct. Supplier shall provide routine, expected mold maintenance, including the replacement and repair of springs and normal periodic cleaning and lubrication. Notwithstanding Supplier’s routine care responsibilities, Customer shall be solely responsible for all non-routine care, repair, maintenance, upgrades and refurbishments of all Customer Equipment (including maintaining a spare parts inventory, where appropriate, for the Customer Equipment), unless resulting from Supplier’s negligence or willful misconduct; provided that Supplier shall keep Customer updated on the condition of the Customer Equipment and any need for repair and maintenance thereof.

4.0          Warranties; Limitation of Liability

4.1     General Warranty

Each of Customer and Supplier represents and warrants to the other party that:

(i)        such party has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein;

(ii)       this Agreement and the provisions hereof constitute the valid and legally binding obligations of such party, and do not require the consent, approval or authorization of any person, public or governmental authority or other entity; and

(iii)     the execution and delivery of this Agreement by such party, and the performance of such party’s obligations hereunder, (a) are not in violation of, breach of, and will not conflict with or constitute a default under, the Articles of Incorporation or Bylaws of such party, or any material agreement, contract, commitment or obligation to which such party is a party or by which such party is bound; and (b) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over such party or its assets or properties.

4.2     Product Warranties

Supplier warrants: (i) that all Products delivered hereunder shall conform to the Product Specifications, shall have been manufactured using materials that conformed to the applicable materials specifications, and shall be free from defects in workmanship at the time of shipment; (ii) that all Products shall be manufactured in accordance with current GMP and the pertinent rules and regulations of the FDA, EU for Medical Devices; (iii) that no Product delivered hereunder shall at time of shipment be adulterated or misbranded within the meaning of the Act, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, provided such laws are constituted and effective at the time of such delivery; and (iv) that all Products delivered hereunder will be free and clear of all liens and encumbrances ((i)-(iv), collectively, the “Product Warranties”). The Product Warranties as to any Product supplied hereunder shall expire on the expiration of the Product’s stated shelf-life. SUPPLIER’S SOLE LIABILITY, AND CUSTOMER’S EXCLUSIVE REMEDY, FOR BREACH OF THESE PRODUCT WARRANTIES SHALL BE, AT SUPPLIER’S SOLE DISCRETION, CREDIT OR REPLACEMENT, AS SOON AS POSSIBLE, OF THE NONCONFORMING PRODUCT IN ACCORDANCE WITH SECTION 1.7.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.3     Additional Supplier Warranties. Supplier represents, warrants and covenant to Customer that: (a) it is not, and it will not use to conduct any activities under this Agreement, any employee or consultant that has been, debarred by a regulatory authority or that, to its knowledge, is the subject of debarment proceedings by a regulatory authority and (b) it will not enter into any agreement or arrangement with any other entity that would prevent or in any way interfere with Supplier’s ability to perform its obligations hereunder.

4.4     Warranty Disclaimer; Limitation of Liability

EXCEPT FOR THE WARRANTIES SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE AND/OR PARTICULAR PURPOSES. EXCEPT FOR DAMAGES AVAILABLE FOR BREACH OF ARTICLE 7, AND EXCEPT FOR INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 8, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY LOST REVENUES OR PROFITS OF CUSTOMER AND/OR ITS CUSTOMERS, AGENTS AND DISTRIBUTORS, OR OF SUPPLIER, RESULTING FROM OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY APPLIES BROADLY, AND TO ANY AND ALL PRODUCTS MANUFACTURED AND SUPPLIED HEREUNDER, AND SHALL NOT BE CONSTRUED TO APPLY ONLY TO DAMAGES OCCURRING AS A RESULT OF BREACH OF ANY PRODUCT WARRANTIES, BUT SHALL ALSO APPLY TO ANY DAMAGES OCCURRING AS A CONSEQUENCE OF THIS AGREEMENT OR ANY BREACH HEREOF. ALL LIMITATIONS OF LIABILITY, PURSUANT TO THE TERMS HEREIN, SHALL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT. EXCEPT FOR DAMAGES ARISING FROM SUPPLIER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR DAMAGES AVAILABLE FOR BREACH OF ARTICLE 7, Under no circumstances shall Supplier be liable to CUSTOMER for any CLAIM under this Agreement in an amount exceedING THE greater OF 50% OF THE AMOUNTS PAYABLE BY CUSTOMER TO SUPPLIER DURING THE PRIOR TWELVE MONTHS OR THREE MILLION DOLLARS ($3,000,000.00).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.             TERM

The term of this Agreement shall be four (4) years from the Effective Date (the “Term”). At the end of the initial Term, this Agreement shall automatically renew for consecutive one (1) year periods, until and unless either party notifies the other, in writing, of its intent to not renew this Agreement. Such written notification of non-renewal must be given no less than six (6) months prior to the intended termination date.

6.            TERMINATION

6.1     Either party may, at any time, in writing, terminate this Agreement by providing three hundred sixty-five days’ advanced notice.

6.2.     Either party may immediately terminate this Agreement by written notice upon the occurrence of any of the following events: (i) the other party is or becomes insolvent or unable to pay its debts as they become due within the meaning of the United States Bankruptcy Code (or any successor statute) or any analogous foreign statute; or (ii) the other party appoints or has appointed a receiver for all or substantially all of its assets, or makes an assignment for the benefit of its creditors; or (ii) the other party files a voluntary petition under the United States Bankruptcy Code (or any successor statute) or any analogous foreign statute; or (iii) the other party has filed against it an involuntary petition under the United States Bankruptcy Code (or any successor statute) or any analogous foreign statute, and such petition is not dismissed within ninety (90) days.

6.3     Either party may terminate this Agreement, in writing, in the event of a material breach by the other, provided, however, that the party asserting such breach must first serve written notice of the alleged breach on the offending party, and must allow the offending party [ * ], from the date of delivery of such notice, within which to cure the alleged breach, and if such breach is cured within such [ * ] period, then such party shall not have the right to terminate this Agreement. In addition, Customer may terminate this Agreement pursuant to Section 2.2(c).

6.4     Notwithstanding anything to the contrary, termination of this Agreement may only be effected in writing, and according to the terms of this Agreement or as otherwise agreed by the parties in writing. Termination of this Agreement, for whatever reason, shall not affect any rights or obligations that may have accrued to either party prior to the effective date of termination.

6.5     In the event that this Agreement is terminated or expires, or at any time upon Customer’s request, including in connection with a supply interruption under Section 1.8(b) or 1.8(c), Supplier shall provide reasonable access to Customer to all processes, procedures, and data in Supplier’s possession and which relate specifically to Customer’s Product (but which specifically do not include any confidential, proprietary or trade secret information of Supplier) and are required to manufacture Products in accordance with the Product Specifications (as in effect at the time of such termination or expiration), the manufacturing process then in use by Supplier and GMP and all applicable FDA guidelines, and shall provide reasonable access to Supplier’s personnel to assist Customer, at Customer’s expense, in transferring this information and establishing manufacturing capability at Customer’s or its Affiliate’s or designee’s facility; provided that (a) Customer may only conduct such transfer to a third party designee upon the termination or expiration of this Agreement or in the event of a supply interruption under Section 1.8(b) or 1.8(c) and (b) Customer may conduct such transfer to Customer or its Affiliate at any time upon the termination or expiration of this Agreement or in the event of a supply interruption under Section l .8(b) or 1.8(c). Customer shall reimburse all internal costs (at an agreed rate) and third party costs incurred by Supplier to provide such access and assistance.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.6     The obligations of Confidentiality, set forth in Article 7, the Warranties and Limitation of Liability provided for in Article 4, the Indemnification provisions set forth in Article 8 and the provision of Assignment set forth in Article 9 herein, and Sections 1.5(e), 1.10, 6.4, 6.5, 6.6, 10.5, 10.8 and 10.9 shall survive the expiration or termination of this Agreement.

7.            CONFIDENTIALITY AND TECHNOLOGY

7.1     The parties acknowledge and agree that all information disclosed by one party (the “disclosing party”) to the other party (the “receiving party”) pursuant to this Agreement, whether in oral, written, graphic or electronic form, will be the “Confidential Information” of the disclosing party; provided that (a) all Customer Technology (as defined in Section 7.6) will be deemed Customer’s Confidential Information and (b) all information disclosed by a party under the Mutual Confidentiality and Non-Disclosure Agreement between the parties dated [ * ] (the “NDA”) that is related to the Products will be deemed such party’s Confidential Information under this Agreement. Each party acknowledges and agrees that all the other party’s Confidential Information is confidential and proprietary to the disclosing party. Each party shall not disclose to any third party the other party’s Confidential Information without the other party’s prior written consent, and shall not use the other party’s Confidential Information for any purpose other than as permitted or required hereunder, including to exercise its rights or perform its obligations under this Agreement (which includes, with respect to Customer, the use and disclosure of Supplier’s Confidential Information in connection with seeking, obtaining and maintaining regulatory approval of any Product in any regulatory jurisdiction). Each party may disclose the other party’s Confidential Information only to those of its and its Affiliates’ employees, agents and contractors who require access to such information for the purposes described above and who are under written obligations of confidentiality and non-use that are consistent with and no less protective to the other party than the terms of this Agreement. Customer may also disclose Supplier’s Confidential Information to its bona fide potential and actual acquirors, investors, licensees and other business partners on a need-to-know basis under appropriate confidentiality obligations. Each party shall take the same reasonable measures necessary to prevent any disclosure by its employees, agents, contractors, sub-licensees, or consultants of the other party’s Confidential Information as it applies to the protection of its own Confidential Information.

7.2     Exclusions. Information shall not be considered Confidential Information hereunder if it:

(a)     was already in the possession of the receiving party prior to its receipt from the disclosing party, as shown by the receiving party’s books and records;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)     is, or becomes, part of the public knowledge or literature through no fault, act or omission of the receiving party, provided, Confidential Information relating to the Product shall not be deemed to have entered the public domain by reason of its having been filed with any regulatory agency; or

(c)     is, or becomes, available to the receiving party on a non-confidential basis from a source other than the disclosing party, which source has rightfully obtained the same information and has no obligation of confidentiality to the disclosing party with respect to it.

Notwithstanding the foregoing, the receiving party shall have the right to disclose the disclosing party’s Confidential Information to the extent required to be revealed pursuant to law or court order, provided, however, the receiving party which is under any such requirement of law shall give reasonable notice to the disclosing party of such requirement and shall cooperate with the disclosing party in reasonable legal efforts to limit or mitigate any such revelation so as to preserve the proprietary nature of any Confidential Information contained therein.

7.3     Duration; Surviving Obligation. Each party’s obligations of non-use and non-disclosure of the other party’s Confidential Information shall apply during the term of this Agreement and shall also survive for a period of [ * ] after its expiration or termination for any reason. The terms of the NDA shall continue in full and effect only with respect to information disclosed thereunder that relates to products of Customer other than the Products and shall be enforceable in accordance with its terms. All information disclosed by the parties under the NDA related to the Products shall be deemed disclosed under this Agreement and not the NDA.

7.4     Terms of this Agreement. The parties acknowledge that the terms of this Agreement will be treated as Confidential Information of each party. Such terms may be disclosed by a party (a) to bona fide potential and actual investors, acquirors or other business partners on a need-to-know basis under appropriate confidentiality restrictions; and (b) to comply with any applicable governmental regulations and legal requirements, including filings required in connection with the public sale of securities, provided that the party notifies the other party prior to disclosure and uses reasonable efforts to seek confidential treatment of such information in connection with such filing. Neither party will make any announcement or other public statement concerning the existence or terms of this Agreement except with the consent of the other party, such consent not to be unreasonably withheld, and except to the extent public disclosure of the existence or terms of the Agreement is required by applicable laws and regulations.

7.5     Return of Confidential Information. Upon termination or expiration of this Agreement, or upon written request of the disclosing party, a receiving party will promptly return to the disclosing party or destroy all documents, notes and other tangible materials comprising or containing the disclosing party’s Confidential Information and all copies thereof; provided, that each party may retain a single archival copy of the other party’s Confidential Information for the sole purpose of facilitating compliance with the surviving provisions of this Agreement or as required by applicable laws or regulations.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

All data, information, reports and any and all related documentation that are developed or generated by Supplier (or by any subcontractor or agent of Supplier) in the course of conducting activities under this Agreement, and all inventions, discoveries, formulae, procedures and other intellectual property, and any improvements thereto, whether patentable or not, that result from the services performed hereunder by Supplier (or by any subcontractor or agent of Supplier) (collectively, “Customer Technology”), shall be and remain the sole and exclusive property of Customer (excluding, however, any pre-existing intellectual property and/or know-how and/or manufacturing processes that Supplier considers its confidential, proprietary or trade secret information). Supplier shall promptly disclose in writing to Customer any Customer Technology. Supplier shall assign and hereby assigns all of its right, title and interest in and to all Customer Technology (exclusive of Supplier’s pre-existing technology) to Customer and shall assist Customer, at no cost to Supplier, in the procurement, assignment and protection of Customer’s rights in such Customer Technology, including the prosecution and assignment of any intellectual property rights therein. Supplier shall be responsible for ensuring that it has the right to to assign all right, title and interest in and to the Customer Technology. Supplier shall not incorporate any proprietary technology of Supplier (or any third party) into any Product or manufacturing process without Customer’s prior written consent. In the event that Supplier does incorporate any such proprietary technology, Supplier hereby grants Customer a worldwide, royalty-free, fully-paid, non-exclusive license, with the right to sublicense through multiple tiers, under such proprietary technology of Supplier, solely to make, have made, use, sell, have sold, offer for sale and import Products.

8.            INDEMNIFICATION; INSURANCE

8.1     Supplier agrees to and shall indemnify, defend and hold harmless Customer, its Affiliates and their respective officers, directors, employees and agents from and against all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) arising out of claims, suits or proceedings brought by a third party to the extent resulting from any negligent, malfeasant, willful or unlawful conduct by any Supplier Indemnitees or Supplier’s breach of this Agreement.

8.2     Customer agrees to and shall indemnify, defend and hold harmless Supplier and its Affiliates and their respective officers, directors, employees and agents (collectively, “Supplier Indemnitees”) from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) arising out of claims, suits or proceedings brought by a third party to the extent resulting from (i) any actual or alleged defects in the design of any Product and/or the Product Specifications; (ii) any Customer breach of this Agreement; (iii) death of or bodily injury to any person, or property damage, on account of, or in relation to, any Product; (iv) any acts, negligent or otherwise, or willful malfeasance on the part of Customer or its employees and/or agents, in connection with Customer’s design, sale, marketing or distribution of Product; and/or (v) any claims or allegations that the design, manufacture, use or sale of any Product manufactured by Supplier hereunder constitutes or creates an infringement of any United States or non-United States patent, copyright, trademark or other proprietary right or trade secret, be it registered or otherwise, arising under federal, state or other law and/or regulation, except, in each case (i)-(v), to the extent resulting from any negligent, malfeasant, willful or unlawful conduct by any Supplier Indemnitees or Supplier’s breach of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3     Whenever an indemnified party becomes aware of a claim, suit or proceeding as to which it believes it is entitled to indemnification under this Article, it shall give notice in writing to the indemnifying party, shall permit indemnifying party to assume exclusive control of the defense or settlement of the matter, and shall provide, at the expense of indemnifying party, all authority, information and assistance which indemnifying party may reasonably request for purposes of such defense. An indemnified party may engage its own counsel, at its own expense, to monitor the defense of any such matter. In no event shall the indemnifying party be entitled to settle any of the above-mentioned claims in a manner that admits liability of the indemnified party or otherwise subjects the indemnified party to any obligations without the indemnified party’s consent, which shall not be unreasonably withheld, conditioned or delayed.

8.4     The obligations of indemnification and cooperation under this Article 8 shall survive the termination of this Agreement for any reason.

8.4     Supplier will, at its own expense, obtain and maintain throughout the term of this Agreement and for a period of time thereafter consistent with its obligation to indemnify Customer pursuant to Section 8.1, (a) product liability insurance providing protection in the amount of at least ten million U.S. dollars (US$10,000,000) in aggregate and at least five U.S. million dollars (US$5,000,000) per occurrence and (b) general liability insurance providing protection in the amount of at least five million U.S. dollars (US$5,000,000) per occurrence and in aggregate. Supplier will furnish to Customer a certificate of insurance upon request.

9.             BINDING EFFECT/ASSIGNMENT

This Agreement and the performance of any obligations hereunder shall be binding upon, shall inure to the benefit of, and be enforceable by the parties hereto and any and all permitted assignees, successors and legal representatives of the parties hereto. Neither party may assign rights nor delegate duties, including to a subcontractor, under this Agreement without the prior written consent of the other party; provided that either party may assign this Agreement without the other party’s consent to its Affiliate or its successor in connection with its merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates. Any purported assignment in violation of the foregoing shall be null and void. Any assignee or delegate must agree in writing to be bound by the terms of this Agreement.

10.           MISCELLANEOUS

10.1     Further Assurances. Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.2       Force Majeure. Each of the parties hereto shall be excused from performance of its obligations hereunder to the extent such performance is prevented by a cause beyond the reasonable control of such party, including, without limitation, acts of God; laws or governmental regulations that become effective subsequent to the effective date of this Agreement war; insurrection; embargo; civil commotion; destruction of product facilities or materials by fire, earthquake or storm; labor disturbance; severe economic dislocation rendering the prices hereunder uneconomic or otherwise insufficient; judicial action; and failure of public utilities or common carriers. Such excuse from performance shall be effective only to the extent and duration of the event causing the prevention of performance and only if the affected party notifies the other party of such event within [ * ] after its occurrence and uses reasonable efforts to overcome such event.

10.3      Relationship. The parties are independent contractors and shall not be deemed to have formed any partnership, joint venture or other relationship. Neither party shall make, or represent to any other person that it has the power or authority to make, any financial or other commitment on behalf of the other party

10.4       Notice. All notices, requests or communications contemplated or required by this Agreement shall be in writing and, in order to be valid, shall be delivered by personal delivery or sent by certified or registered mail or equivalent, return receipt requested, by facsimile or telex, promptly confirmed by a writing sent by registered or certified mail, or by recognized overnight courier, addressed to the parties at the addresses set forth below, or such other addresses as may be designated, in writing, by the respective parties. Any notice shall be deemed given when received by the other party.

Address for Notices to Customer: AirXpanders, Inc. [ * ]	Address for Notices to Supplier: Vention Medical Costa Rica

With a copy to:	Vention Medical [ * ]

 10.5     Legal Construction/Severability. If any part of this Agreement shall be held invalid or unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect. The parties will in such event use their best efforts to replace the invalid or unenforceable provision(s) with valid and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.6     Section Headings/Construction/Days. The captions and headings appearing in this Agreement are for reference purposes only and shall not be considered part of this Agreement. Such captions and headings shall not modify, amend or affect the provision hereof. This Agreement has been jointly prepared and shall not be strictly construed against either party hereto. All references in this Agreement to days are to calendar days unless explicitly described as business days.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.7     Entire Agreement; Modifications; Consents; Waivers. This Agreement, together with the Exhibits attached hereto, contains the entire Agreement of and between Supplier and Customer, with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument or instruments in writing, signed by both parties. Each party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

10.8     Dispute Resolution. In the event that at any time there arises any disagreement, controversy or dispute between the parties hereto with respect to the enforcement, violation or interpretation of this Agreement, or of the operations hereunder or of the respective rights and liabilities of the parties hereto, then, upon written demand of any party hereto, said demand setting forth each matter or matters upon which the parties do not agree or upon which there is a controversy or dispute, such controversy or dispute shall be settled, in the first instance, by a meeting between the President of Supplier and the President of Customer, which meeting shall occur in a place mutually agreed upon by the parties within thirty (30) days after the written demand for resolution. In the event that said meeting is not successful in resolving any disputes between the parties, then such controversy shall be referred within thirty (30) days of said meeting to a mediator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (such mediation to take place in a city mutually agreeable to the parties). If the parties are unable to resolve the disagreement, controversy or dispute at that mediation, or within seven (7) days following such a mediation, said disagreement, controversy or dispute shall be resolved by binding arbitration before three independent, neutral arbitrators, each having significant experience in medical device manufacturing, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall select one arbitrator and the two arbitrators will select the third arbitrator. The arbitrators shall set limits on discovery to insure that the arbitration will be concluded and the award rendered within no more than [ * ] from selection of the arbitrators. The arbitrators are authorized and empowered to grant equitable relief including but not limited to permanent injunctions and restraining orders prohibiting or limiting disclosure or use of Confidential Information. The arbitrators shall apply the substantive law of Delaware, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. ANY AWARD BY THE ARBITRATOR(S) SHALL BE SUBJECT TO THE LIMITATIONS OF LIABILITY SET FORTH IN SECTION 4.4 OF THIS AGREEMENT. Each party hereto agrees to consider itself bound and to be bound by any award made by the arbitrators pursuant to this Agreement. If the disagreement, controversy or dispute is completed through arbitration, the prevailing party shall be entitled to its reasonable costs and reasonable attorneys’ fees incurred in the mediation and arbitration. Nothing herein prevents either party from seeking a preliminary injunction or temporary restraining order or other equitable remedy if necessary to protect the interests of such party or to preserve the status quo prior to or pending the mediation or arbitration proceeding.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.9   Governing Law. The provisions of this Agreement shall be construed and governed, in all respects, by the laws of the State of Delaware, excluding its conflicts of laws principles.

IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first written above.

Vention Medical Costa Rica, SA.	AirXpanders, Inc.

By: _________________________	By: _________________________

Title: _______________________	Title: _______________________

Printed Name:_________________	Printed Name:_________________

Date: ________________________	Date: ________________________

Vention Medical Inc. (solely for purposes of Section 1.10)

By: _________________________

Title: _______________________

Printed Name:_________________

Date: ________________________

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

ITEM NUMBER

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B:

Based upon the assumptions listed in proposal [ * ]; the following table reflects the estimated timing and unit pricing at Vention Costa Rica.

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.15

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C:

The following table reflects the components and sub-assemblies that will be provided by the Customer to the supplier [ * ]

EXHIBIT 10.15

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D:

The following table reflects the components and sub-assemblies that will be provided by the Customer to the supplier [ * ]